Exhibit 10.101

Filed for record at 11:55 A. M. November 20, 1981

Recorded at 2:50 P. M. November 23, 1981

By:	/s/ Sherry Delane	Kathleen Royal, Clerk County Court
Deputy Caldwell County, Texas.

OIL AND GAS LEASE

THIS AGREEMENT, made and entered into this 25 day of September, 1981, by and between Perry E. Nite, and wife Wanda G. Nite of 7203 Lamplight Lane, Austin, Texas 78731

(Give Permanent Address)

party of the first part, hereinafter called Lessor, and Willie H. Pope and Charles S. Landram of 935 Moss Spring, Houston, Texas 77204

(Give Permanent Address)

party of the second part, hereinafter called Lessee.

WITNESSETH: That the Lessor in the capacity aforesaid, for and in consideration of $870.50 Dollars, cash in hand paid, as his individual property and estate, receipt of which is hereby acknowledged, and a like sum in the amount of $870.50 paid to the VETERANS’ LAND BOARD, STATE OF TEXAS, for credit to Lessor’s account, and of the covenants and agreements hereinafter contained on the part of the Lessee to be paid, kept and performed has this day granted, demised, leased and let, and by these presents does grant, demise, lease and let xxx the said Lessee, for the sole and only purpose of prospecting and drilling for and producing oil and gas, laying pipe lines, building tanks, storing oil and building power stations, telephone lines and other structures thereon, to produce, save, take care of, treat and transport said products of the lease, the following lands situated in Caldwell County, State of Texas, to-wit:

Being 17.413 acres, more or less, situated in the William House Survey, A-126, Caldwell County, Texas, and being a part of a 55 acre tract conveyed by J.E. Smith, et ux to Troy Williams by deed recorded in Volume 165, Page 619, Deed Records, Caldwell County, Texas.

containing 17.413 acres, more or less.

Subject to the other provisions herein contained, this lease shall remain in force for a term of 3 years from this date, (herein called primary term) and as long thereafter as oil and gas, or either of them, is produced in paying quantities from the land hereby leased.

In consideration of the premises the said Lessee covenants and agrees:

1. To pay to the Veterans’ Land Board of the State of Texas, at Austin, Texas, for credit to Lessor’s account, the value of 1/10 (See Par. 10) of all oil produced and saved from said leased premises free of cost, and 1/10 (See Par. 10) of the market value at the well of all gas produced and saved from said leased premises.

2. To deliver to the credit of the Lessor, free of cost, in the tanks or pipe lines to which wells may be connected an additional equal 1/10 (See Par. 10) part of all oil produced and saved from said leased premises or at the option of the Lessor 1/10 (See Par. 10) of the value of all oil produced and saved from said leased premises, and 1/10 (See Par. 10) of the market value at the well of all gas produced, and saved from said leased premises.

3. If no well be commenced on said land, hereby leased, on or before the 25 day of APRIL 1982, this lease shall terminate as to both parties, unless the Lessee on or before that date shall pay or tender to the Lessor or to his credit in the United Bank of Texas Box 1788 Bank, at Austin, Texas 78767 or its successors, which shall continue as the depository regardless of changes in the ownership of said land, the sum of $857.00 subject to the provisions of Paragraph 4 herein, and in addition shall pay to the veteran’s land Board of the State of Texas at Austin, Texas, for credit to Lessor’s account, a like sum in the amount of $857.00 on or before said date; which shall operate as a rental and cover the privilege of deferring the commencement of a well for twelve (12) months from said date. In like manner and upon like payments or tenders the commencement of a well may be further deferred for like periods of the same number of months successively.

4. Notwithstanding the provisions of Paragraphs 1, 2, and 3 above, it is understood that as long as this tract of land is under Contract of Sale and Purchase agreement with the Veterans’ Land Board, the Board shall be entitled to receive Lessor’s portion of all rental and royalty payments under this lease for credit to his account if and when the Lessor or his assignees become delinquent in payment of installments due under the terms of the Contract of Sale and Purchase agreement and further, the Lessee, by acceptance of this lease, if he elects to pay delay rentals, agrees to make such payments to the Board upon mailing by the Board of delinquency notice by certified mail to the last known address of the Lessee at least forty days prior to the anniversary date of this lease. Any assignee of Lessee, by acceptance of an assignment shall be bound to make such payments as herein provided. If and when the veteran purchaser’s account becomes current, the Board shall notify Lessee by certified mail to last known address and payments made after receipt of such notice shall be in accordance with provisions of Paragraphs 1, 2, and 3 hereof.

5. All payments or tenders of rental to the Lessor may be made by check or draft of Lessee, or any assignee hereof and delivered on or before the rental paying date. If said bank (or any successor bank) should xxx suspend business, liquidate, fail as be succeeded by another bank, or for any reason fail or refuse to accept rental. Lessee shall not be held in default for failure to make such payment or tender of rental until thirty (30) days after the Lessor shall deliver to Lessee a proper recordable instrument naming another bank as agent to receive such payments or tenders.

6. If at the expiration of the primary term of this lease neither oil nor gas is being produced on the leased premises, but Lessee is then engaged in operation for drilling for oil or gas, then this lease shall continue in force so long as operations for drilling are being continuously prosecuted in good faith on the leased premises; and operations for drilling shall be considered to be continuously prosecuted in good faith if not more than ninety (90) days shall elapse between the completion or abandonment of one well and the beginning of operations for the drilling of a subsequent well. If oil and/or gas shall be discovered and produced from any such well or wells drilled at or after the expiration of the primary term of this lease, this lease shall continue in force so long as oil and/or gas shall be produced in paying quantities from the leased premises. It is further provided that if production, having once been obtained, shall cease for any cause and the lease is not otherwise maintained in force and effect, this lease shall not terminate if the Lessee commences additional drilling or reworking within ninety (90) days thereafter, and such lease shall remain in full force and effect so long as such operations continue in good faith and in workmanlike manner without interruptions totaling more than ninety (90) days during any one such operation; and if such drilling or reworking operations result in the production of oil or gas, such lease shall remain in full force and effect so long as oil or gas is produced therefrom in paying quantities. Conforming with the limitations imposed by Sections 17 and 18. Article 5421m, V.T.C.8., the provisions of this paragraph shall not operate to continue this lease in force more than ten (10) years from the date hereof.

7. The Lessee shall adequately protect the oil and gas under the above described land from drainage from the adjacent lands or leases. Neither the bonus, delay rentals, nor royalties paid or to be paid hereunder shall relieve Lessee from the obligations herein expressed, and for such purpose Lessee shall be required to drill as many wells as the facts may justify and to the depth or depths necessary for effective protection against undue drainage by other wells on adjacent lands or leases.

8. If during the primary term hereof, the first well or subsequent successive wells drilled on the above described land be a dry hole or dry holes, or if production after once obtained should cease during the primary term and the lease is not otherwise maintained in force and effect, it shall terminate as to both parties, unless, on or before the rental paying date next ensuing after sixty days from the date of completion of such dry hole or from the date of cessation of production, the Lessee commences additional drilling or reworking operations or resumes payment of annual delay rental in the same manner as provided in paragraph numbered three of this lease; and it is further provided that a sworn log of any such dry hole drilled to completion shall be filed with the Veterans’ Land Board in the General Land Office forthwith after such completion and no later than the rental paying date next ensuing after sixty days from the date of such completion.

9. Should Lessee be prevented from complying with any express or implied covenant of this lease, from conducting drilling operations thereon, or from producing oil or gas therefrom, after effort made in good faith, by reason of war, rebellion, riots, strikes, acts of God, or any valid order, rule or regulation of government authority, then while so prevented. Lessee’s obligation to comply with such covenant shall be suspended and Lessee shall not be liable for damages for failure to comply therewith; and this lease shall be extended while and so long as Lessee is prevented, by any such cause, from drilling, reworking operations or producing oil or gas from the leased premises; provided, however, that nothing herein shall be construed to suspend the payment of delay rentals in order to maintain this lease in effect during the primary or extended term in the absence of such drilling or reworking operations or production of oil or gas.

10. If the above Lessor owns a less interest in the above described land than the entire undivided fee simple mineral estate therein, then the royalties and rentals herein provided shall be paid to the Lessor and to the Veterans’ Land Board of the State of Texas only in the proportion which his interest bears to the whole and undivided fee.

11. Lessee shall have the right to use, free of cost, gas, oil and water produced on said land for all operations thereon, except water from wells or tanks of the Lessor. The Lessor is to have gas free of cost from any gas well on the leased premises for all stoves and inside lights in the principal dwelling house on said premises by making his own connections to said well at Lessor’s own cost, risk, and expense.

12. When requested by the Lessor, Lessee shall bury his pipe lines below plow depth.

13. No well shall be drilled nearer than 200 feet to the house or barn now on said premises without the written consent of the Lessor and the Veterans’ Land Board.

14. Lessee shall have the exclusive right to build, operate and maintain pits, reservoirs, pickup stations and plants for the purpose of picking up and conserving waste oil that flows down the creeks, ravines and across the land embraced in the lease, whether said oil is produced from said land covered by this lease or other lands, provided the royalties herein specified are paid on said oil at the same rate under the same conditions as provided for oil regularly produced.

15. Lessee shall pay damages caused by his operations to growing crops on said land.

16. Subject to the provisions of Paragraph 17, the Lessee shall have the right at any time during or within ninety (90) days after the expiration or this lease to remove all machinery and fixtures placed on said premises, including the right to draw and remove the casing, provided however that the casing shall not be drawn and removed until after thirty (30) days written notice to the Veterans’ Land Board and to the Lessor.

17. In drilling wells, all water-bearing strata shall be noted by Lessee in the log, and the Lessor reserves the right to require (written notice of such election to be given Lessee by Lessor within fifteen (15) days after abandonment of the well ) that all or any part of the casing shall be left in any non-productive well when Lessor deems it necessary to preserve or maintain said well or wells for water. For such casing left in the wells at the request of Lessor, the Lessor shall pay to the Lessee the reasonable estimated salvage value thereof within thirty (30) days after the receipt of a statement from Lessee showing the quantity and size of the casing and the reasonable estimated salvage value thereof.

18. If the estate of either party hereto is assigned, and the privilege of assigning in whole or in part is expressly allowed, the covenants hereof shall extend to their heirs, executors, administrators, successors or assigns, but no change in the ownership of the land or assignments of rentals or royalties shall be binding on the Lessee until after the Lessee has been furnished with a written transfer or assignment or true copy thereof; and it is hereby agreed in the event this lease shall be assigned as to a part or as to parts of the described lands and the assignee or assignees of such part or parts shall fail or make default in the payment of the proportionate part of the rentals due from him or them, such default shall not operate to defeat or affect this lease in so far as it covers the part or parts of said lands upon which the said Lessee or any assignee thereof shall make due payment of said rentals.

19. Lessee may, at any time, and from time to time, execute and deliver to the Lessor or place of record, a release or releases covering any portion or portions of the above described premises, and thereby surrender this lease as to such portion or portions and be relieved of all subsequent obligations as to acreage surrendered. In the event any part of this lease is surrendered, as above provided, the delay rental then payable hereunder shall thereupon be reduced in the proportion that the acreage surrendered bears to the acreage which was covered by this lease immediately prior to such surrender, provided such release shall not thereby relieve the Lessee of any liabilities which may have accrued in connection with the lease prior to the surrender of such acreage.

20. Provided further that in the event all or any part of this lease is assigned or released such assignment or release shall be recorded in the county where the land is situated and a copy of such recorded instrument certified by the county clerk, shall be filed with the Veterans’ Land Board in the General Land Office accompanied by statutory filing fee.

21. If at the expiration of the primary term, or at any time thereafter, there is located on the herein leased premises a well or wells capable of producing gas in paying quantities, and the lease is not being otherwise maintained in force and effect, the Lessee may pay as royalty a sum of money equal to double the annual rental provided herein but in no event to be less than Three Hundred ($300.00) Dollars per annum for each shut-in well; provided further that if a part or all of the leased premises is included in a pooled unit and the well or wells is not located on the land covered hereby. Lessee may pay a sum of money equal to double the annual rental provided herein, but in no event to be less than Three Hundred ($300.00) Dollars per annum for each shut-in well. Such payment is to be made prior to the expiration of the primary term hereof, or, if the primary term has expired, within sixty (60) days after the well is shut-in; and if such payment is made, this lease shall be considered to be a producing lease and such shut-in gas well royalty payment shall extend the term of this lease for a period of one (1) year from the end of the primary term or from the first day of the month next succeeding the month in which production ceased; and thereafter, the Lessee may extend this lease for four (4) additional and successive periods of one (1) year each by the payment of a like sum of money each year on or before the expiration of the extended term. Provided, however, that if while such lease is being maintained in force and effect by payment of such shut-in gas well royalty gas should be sold and delivered in paying quantities from a well situated within one thousand (1,000) feet of the leased premises and completed in the same producing reservoir or in any case where drainage is occurring, the right to further extend this lease by such shut-in gas well royalty payments shall cease but the lease shall remain in force and effect for the remainder of the current one (1) year period for which the shut-in gas well royalty has been paid, and for an additional period not to exceed five (5) years from the expiration of the primary term by payment by the Lessee of compensatory royalty, at the royalty rate provided for herein, of the value at the well of production from the well completed in the same producing reservoir from which gas is being sold and delivered and which is situated within one thousand (1,000) feet of, or draining, the leased premises on which such shut-in gas well is situated, such compensatory royalty to be paid monthly on same basis as provided for in Paragraphs one and two beginning on or before the 20th day of the month next succeeding the month in which such gas is sold and delivered from the well situated within one thousand (1,000) feet of, or draining, the leased premises and completed in the same producing reservoir; provided further, that in the event such compensatory royalties paid in any twelve (12) month period are in a sum less than the annual shut-in gas well royalties provided for herein, Lessee shall pay a sum of money equal to the difference within thirty (30) days from the end of such twelve (12) month period; provided further that nothing here in shall relieve the Lessee of the obligation of reasonable development, COPY CUT-OFF

COPY CUT-OFF Lessor hereby warrants and agrees to defend the title to the lands herein described and agrees that the COPY CUT-OFF the right at any time to redeem for the benefit of the Lessor, by payment of any taxes or semi-annual COPY CUT-OFF payments due under the Contract of Sale and Purchase agreement with the Veterans’ Land Board, the rights COPY CUT-OFF under said Contract of Sale and Purchase, in the event of default of payments by Lessor, and Lessee may COPY CUT-OFF itself from any rentals and royalties accruing hereunder and shall be subrogated to such lien with the right to COPY CUT-OFF same, but such reimbursement shall always be subject to the right of the Veterans’ Land Board to receive all or any COPY CUT-OFF said rentals and royalties.

23. It is hereby agreed that the provisions hereof requiring payments to the Veterans’ Land Board, reports to said COPY CUT-OFF filing of instruments with said Board, and obtaining written consent of said Board shall be applicable only so long COPY CUT-OFF legal title to the premises covered hereby is in said Board.

xxx long as the Veterans Land Board of Texas or the State of Texas owns an interest in the land herein described then this lease is subject to S. B. No. 3, Acts of the 64th Legislature, Regular Session, 1975, and all terms and conditions of the above-mentioned Act are hereby incorporated by reference and made a part of this lease. This legislation requires the lease to provide that natural gas and casing-head gas be retained for use within the State of Texas, with the Railroad Commission having the right to grant exceptions as provided by said Act.

24. Lessee agrees to restore the surface to the condition found prior to drilling as nearly as practicable.

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

APPROVED:

/s/ Illegible	/s/ Perry E. Nite 10/9	S.S.# ###-##-####
Chairman Veterans’ Land Board	Perry E. Nite	Lessor

	/s/ Wanda G. Nite	S.S.# ###-##-####
	Wanda G. Nite	Lessor

(NOTICE: This lease must be accompanied by a $10.00 statutory processing fee when presented to Veterans’ Land Board for approval.)

DOUBLE ACKNOWLEDGMENT

STATE OF

COUNTY OF

Before me, the undersigned authority, on this day personally appeared Perry E. Nite and Wanda G. Nite his wife, both known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes and consideration therein expressed, and in the capacity therein stated, and the aforesaid wife, having been examined by me xxx and apart from her husband, and having the same fully explained to her, acknowledged said instrument to be her act and deed, and declared that she had willingly signed the same for the purposes and consideration therein expressed, and that she did not wish to retract it.

Given under my hand and seal of office, this the 9th day of October A. D., 1981

/s/ Aline Host - ALINE HOST
Notary Public in and for

Travis County, Austin
Commission Expired 7/17/85

SINGLE ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF TRAVIS

Before me, the undersigned authority, on this day personally appeared Bob Armstrong Chairman Veterans’ Land Board, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity.

Given under my hand and seal of office, this the 20th day of November A. D., 1981

/s/ Mary Ann Krunger
Notary Public in and for Travis County, Texas

COMMISSION EXPIRES 12-5-84

Filed for record at 2:15 P. M. November 20, 1981

Recorded at 2:55 P. M. November 23, 1981

By:	/s/ Sherry Delane	Kathleen Royal, Clerk County Court
Deputy Caldwell County, Texas.